Exhibit 99.1

8400 E. Crescent Parkway, Suite 600 Greenwood Village, Colorado 80111 (303) 784-5350 www.gatossilver.com

DANIEL MUŇIZ QUINTANILLA JOINS THE BOARD OF DIRECTORS OF GATOS SILVER

Denver, CO — April 1, 2021 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) is pleased to announce the appointment of Daniel Muñiz Quintanilla to its Board of Directors effective April 1, 2021. Mr. Muñiz is a highly accomplished mining executive whose extensive track record includes a 12-year tenure with Grupo Mexico, SAB de CV and its subsidiaries, Americas Mining Corp. and Southern Copper Corp., where he served in a variety of leadership roles, including Managing Director (CEO) and Chief Financial Officer. Mr. Muñiz is currently serving on the boards of directors of Hudbay Minerals Inc. and Brookfield Infrastructure Partners LP.

“We are delighted to welcome Daniel to Gatos Silver,” said Janice Stairs, Chair of the Board of Gatos Silver. “With the breadth and depth of his experience in the industry, he is uniquely positioned to make a valuable contribution to the Company as it continues to advance its operations in the highly prolific Los Gatos district in southern Chihuahua State, Mexico.”

Mr. Muñiz holds a Master’s Degree in Financial Law from Georgetown University Law Center in Washington D.C., and a Master’s Degree in Business Administration from Instituto de Empresa in Madrid, Spain. He also holds a Law Degree from the Universidad Iberoamericana in Mexico City, Mexico.

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. To-date, 14 zones of mineralization have been defined within the district and all are characterized by silver-zinc-lead epithermal mineralization. More than 85% of the approximately 103,087-hectare mineral rights package has yet to be drilled, representing a highly prospective and underexplored district. The Company recently built and commissioned its first operating mine and mineral processing plant at the Cerro Los Gatos deposit.

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding the expected average annual production are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Certain forward-looking statements are based on assumptions, qualifications and procedures which are set out only in the technical report entitled “Los Gatos Project, Chihuahua, Mexico,” dated July, 2020 with an effective date of July 1, 2020 (the “Los Gatos Technical Report”) filed with the U.S. Securities and Exchange Commission and Canadian securities commissions. Scientific and technical disclosures in this press release were approved by Philip Pyle, Vice President of Exploration and Chief Geologist of Gatos Silver who is a “Qualified Person,” as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators. For a complete description of assumptions, qualifications and procedures associated with such information, reference should be made to the full text of the Los Gatos Technical Report. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investors and Media Contact

Adam Dubas
Chief Administrative Officer
investors@gatossilver.com
(303) 784-5350